                                                                      Exhibit 99

                         Form 3 Joint Filer Information

Name:                              Duke Rohlen

Address:                           c/o FoxHollow Technologies, Inc., 740
                                   Bay Road, Redwood City, CA 94063

Designated Filer:                  Duke Rohlen and Kendall Simpson Rohlen,
                                   Trustees of The Rohlen Revocable Trust
                                   Dated U/A/D 6/12/1998

Issuer & Ticker Symbol:            FoxHollow Technologies, Inc. (FOXH)

Date of Event
Requiring Statement:               10/27/04

Signature:                         By: /s/ Duke Rohlen
                                       ---------------

Name:                              Kendall Simpson Rohlen

Address:                           c/o FoxHollow Technologies, Inc., 740
                                   Bay Road, Redwood City, CA 94063

Designated Filer:                  Duke Rohlen and Kendall Simpson Rohlen,
                                   Trustees of The Rohlen Revocable Trust
                                   Dated U/A/D 6/12/1998

Issuer & Ticker Symbol:            FoxHollow Technologies, Inc. (FOXH)

Date of Event
Requiring Statement:               10/27/04

Signature:                         By: /s/ Kendall Simpson Rohlen
                                       --------------------------